UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

(Exact name of registrant as specified in its charter)

(See also Table of Additional Registrants)

BERMUDA	98-0438382
(State or other jurisdiction of incorporation and organisation)	(IRS Employer Identification No.)

O’Hara House, 3 Bermudiana Road, Hamilton, Bermuda	HM 08
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-194209

Securities to be registered pursuant to Section 12(g) of the Act:

1.                                      Unit Warrants (the “Unit Warrants”) to purchase 71,787,807 shares of the Registrant’s Class A Common Stock, par value $0.08 per share

2.                                      $341,846,700 aggregate original principal amount of 15% Senior Secured Notes due 2017 (the “Notes”) fully and unconditionally and jointly and severally guaranteed, subject to certain limits imposed by local law, on a senior basis by Central European Media Enterprises N.V. and CME Media Enterprises B.V.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Additional Registrants*	Primary Standard Industrial Classification Number	Jurisdiction of Formation	I.R.S. Employer Identification No.
CME Media Enterprises B.V.	4833	The Netherlands	N/A
Central European Media Enterprises N.V.	4833	Curaçao	N/A

*                                         Each Additional Registrant is a wholly-owned direct or indirect subsidiary of Central European Media Enterprises Ltd. The address of the principal office of CME Media Enterprises B.V. is Dam 5B, 1012 JS Amsterdam, The Netherlands. The address of the principal office of Central European Media Enterprises N.V. is Schottegatweg Oost 44, Willemstad, Curaçao.

Item 1.  Description of Registrant’s Securities to be Registered

Central European Media Enterprises Ltd. (the “Registrant”) hereby incorporates by reference the description of the Unit Warrants and the Notes to be registered hereunder set forth under the captions entitled “Description of the Unit Warrants” and “Description of the New Notes” contained in the Registrant’s registration statement on Form S-3 (Registration No. 333-194209), originally filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on February 28, 2014, and thereafter amended and supplemented, including amendments or supplements thereto set forth in any form of prospectus filed pursuant to Rule 424(b) under the Securities Act, which prospectus shall be deemed to be incorporated by reference into this Registration Statement on Form 8-A.

Item 2.  Exhibits.

The Registrant hereby incorporates by reference the following exhibits:

Exhibit No.	Description

4.1

Form of Indenture, between Central European Media Enterprises Ltd., as Issuer, Central European Media Enterprises N.V. and CME Media Enterprises B.V., as Guarantors, and Deutsche Bank Trust Company Americas, as Trustee, Paying Agent, Transfer Agent and Registrar (incorporated by reference to Exhibit 4.13 to the Registrant’s Registration Statement on Form S-3, filed February 28, 2014).

4.2	Form of Note for 15% Senior Secured Notes due 2017 (incorporated by reference to Exhibit 4.14 to the Registrant’s Registration Statement on Form S-3, filed February 28, 2014).

4.3

Form of Warrant Agreement (including Form of Global Warrant) between Central European Media Enterprises Ltd. and American Stock Transfer & Trust Company, LLC, as Warrant Agent (incorporated by reference to Exhibit 4.16 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-3, filed March 21, 2014).

4.4

Form of Pledge Agreement on Shares in Central European Media Enterprises N.V., among Central European Media Enterprises Ltd., Deutsche Bank Trust Company Americas and Central European Media Enterprises N.V. (incorporated by reference to Exhibit 99.8 to the Registrant’s Registration Statement on Form S-3, filed February 28, 2014).

4.5

Form of Deed of Pledge of Shares (CME Media Enterprises B.V.), among Central European Media Enterprises N.V., Deutsche Bank Trust Company Americas and CME Media Enterprises B.V. (incorporated by reference to Exhibit 99.9 to the Registrant’s Registration Statement on Form S-3, filed February 28, 2014).

4.6

Form of Deed of Amendment to the Intercreditor Agreement dated July 21, 2006, as amended, among Central European Media Enterprises Ltd., Central European Media Enterprises N.V., CME Media Enterprises B.V., and the other parties party thereto (incorporated by reference to Exhibit 99.3 to the

Registrant’s Amendment No. 1 to Registration Statement on Form S-3, filed March 21, 2014).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

Date: March 24, 2014
/s/ David Sturgeon
David Sturgeon
Acting Chief Financial Officer

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CME MEDIA ENTERPRISES B.V.

Date: March 24, 2014	By:	/s/ DAVID STURGEON
David Sturgeon
Director A

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CENTRAL EUROPEAN MEDIA
ENTERPRISES N.V.

Date: March 24, 2014	By:	/s/ DANIEL PENN
Daniel Penn
Managing Director A